Cordovano and Honeck LLP	Certified Public Accountants
201 Steele Street
Suite 300
Denver, Colorado 80206
(303) 329-0220 Phone
(303) 316-7493 Fax

July 1, 2005

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re:	Paradigm Oil and Gas, Inc.
EIN: 33-1037546

Commissioners:

We were previously the principal accountants for Paradigm Oil and Gas, Inc., and we reported on the financial statements of Paradigm Oil and Gas, Inc. as of December 31, 2004 and 2003, and for the two years then ended. We have not provided any audit services to Paradigm Oil and Gas, Inc. since the audit of the December 31, 2004 financial statements. On June 27, 2005, our appointment as principal accountants was terminated. We have read Paradigm Oil and Gas, Inc.'s statements which we understand will be filed with the Commission pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K dated July 1, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP